Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

This Master Statement of Work # 4916014591 ("MSOW") adopts and incorporates by reference the terms and conditions of Supplier Relationship Agreement #4916014206 (“SRA” or “Base Agreement”) between International Business Machines Corporation (“IBM” or “Buyer”) and CDI Corporation (“Supplier”) in effect as of the date hereof. The effective date of this transaction will be September 17, 2016 ("Effective Date"), and this MSOW will remain in effect until the later of September 16, 2018 or until Deliverables and Services are completed (the “Term”). Transactions performed under this MSOW will be conducted in accordance with and be subject to the terms and conditions of this MSOW, the SRA and the Attachments attached thereto and incorporated therein.

1.0	Background
Supplier acknowledges that it is in the business of providing the types of information technology services covered under this MSOW. Supplier represents that, by leveraging the talent and resources of its Affiliates, Supplier has the skills, qualifications and experience necessary to perform and manage those Services requested by Buyer under this MSOW and related WAs, in an efficient, cost-effective and controlled manner, with a high degree of quality and responsiveness. Supplier has performed services similar to the Services described in this Agreement for other customers.

In reliance upon the foregoing and Supplier’s commitment to provide the Deliverables and Services as described in this MSOW, Supplier will obtain, utilize and leverage its talent and resources to provide the Deliverables and Services under this MSOW. This MSOW documents the terms and conditions under which Buyer agrees to purchase, and Supplier agrees to provide, such Deliverables and Services.

2.0	Objectives
The Parties agree upon certain goals and objectives for this MSOW, including the following:

1.	Leverage the industry expertise and experience of Supplier to permit Buyer to support its goal and its Customers’ goal of gaining a competitive edge in their marketplaces.

2.	Leverage technology in ways that provide business solutions that are relevant, consistent, interoperable, cost-effective, and of high quality.

3.
Establish a flexible contractual relationship that will provide value and be highly responsive to the demands of Buyer's business, to changes in the business environment, and to changes in technology and methods for providing technology services.

3.0	Definitions
3.1     Defined Terms

“Bill Rate” is the rate that Buyer will pay Supplier in accordance with Schedule A which is attached and incorporated in this MSOW.

“Blocked Invoices” means invoices that have been submitted by Supplier and received by Buyer that contain inaccurate pricing information, resulting in the inability of Buyer’s Accounts Payable to effect payment.

"Buyer Data" means all information in any form, furnished or made available directly or indirectly (whether by entry into software or equipment by or on behalf of one or more of the Buyer entities or otherwise) to Supplier by Buyer or Buyer’s Customer or otherwise obtained by Supplier or Supplier Personnel. Buyer Data includes Buyer Confidential Information.

“Buyer Works” means a Work, trade secret, trademark, moral right, or other domestic or foreign intellectual property right owned by IBM or its Affiliates that is used by Supplier to provide the Services. Buyer Works shall include IBM Software.

“Bypass” means the commencement of work by Supplier Personnel prior to issuance of a valid Buyer WA.

"Customer" or “Client” means Buyer’s customer.

"Customer Works" means a Work, trade secret, trademarks, moral right, or other domestic or foreign intellectual property right owned by any one or more of IBM Customer entities that is used to provide the Services.

"Deliverables" means items that Supplier prepares for or provides to Buyer or Customer as described in a SOW and/or WA. Deliverables include Developed Works, Preexisting Materials, and Tools.

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

“Global Resources” means Services provided to Buyer from lower cost countries (including Eastern Europe, Asia Pacific and Latin America).

"Inventions" means ideas, designs, concepts, techniques, inventions, discoveries or improvements, whether or not patentable, conceived or reduced to practice by Supplier Personnel in performance of this Agreement.

“NMSDC” is the “National Minority Supplier Development Council.”

"Overtime" means hours worked over 40 hours in a Work Week except in states that require payment to non-exempt employees who work more than eight hours per day.

“Requester” or “Stakeholder” means the various IBM divisions or organizations, otherwise referred to as a "Line of Business" or "LoB", individually and collectively.

"Right to Service Fee" means the fee to be paid by Supplier to Buyer to provide services to Buyer for a specified period.

"Service Level" means the service delivery criteria established for the Deliverables and Services to be provided as specified in Schedule C.

"Services" means work that Supplier performs for Buyer or Customer as described in a SOW and/or WA.

"Software" means applications software and systems software unless a more specific reference is provided.

“Supplier Performance Evaluation” or “SPE” means a report that provides performance feedback to Supplier on its relative ranking against competitors by measuring technology, flexibility, quality, performance to commitments, and communication.

“Supplier Works” means a Work, trade secret, trademark, moral right, or other domestic or foreign intellectual property right owned by Supplier Personnel or its Affiliates that is used to provide the Services.

“Third Party Software” means Software owned by a third party that is used to provide the Services (including related documentation).

“Third Party Work” means a Work, trade secret, trademark, moral right, third party source code or other domestic or foreign intellectual property right owned by a third party that is used to provide the Services. Third Party Works shall include Third Party Software and third party open source code.

“Transition Resources” means resources that were transitioned to Supplier from a deselected supplier as a result of Supplier being awarded this MSOW.

“Use” means to access, use, copy, maintain, modify, enhance, perform, display, distribute (internally only) and create derivative works. The definition of “Use” shall not be deemed to imply any grant of right to source code.

“Wage” is the rate Supplier pays to Supplier Personnel (exclusive of any taxes or direct employment costs).

“Work” means any tangible or intangible work, invention, improvement, discovery, process, writing, design, model, drawing, photograph, report, formula, pattern, device, compilation, database or computer program, whether or not protectable under Title 17 of the U.S. Code and whether or not patentable or otherwise protectable under Title 35 of the U.S. Code, that are conceived of, prepared, procured, generated or produced, whether or not reduced to practice.

"Work Authorization" or "WA" means Buyer’s authorization in either electronic or tangible form for Supplier to conduct transactions under this Agreement in accordance with the applicable SOW (i.e., a purchase order, bill of lading, or other Buyer designated document). A SOW is a WA only if designated as such in writing by Buyer.

“Work Week” A normal workweek (24 hour clock) begins at 12:00:00 a.m. Saturday and ends at 11:59:59 p.m. Friday.

3.2    Other Terms; Interpretation
Other terms used in this MSOW are defined where they are used and shall have the meanings there indicated.

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

Terms other than those defined in this MSOW shall be given their plain English meaning, and those terms, acronyms and phrases known in the information technology services industry shall be interpreted in accordance with their generally known meanings.

4.0	Services

4.1    Provision of Services

1.
Commencing on the Effective Date, Supplier shall provide the Services and perform the following functions and responsibilities, each as they may evolve during the Term of this MSOW and as they may be supplemented, modified enhanced or replaced from time to time:

(i)	The services, functions and responsibilities described in this MSOW.

(ii)
The services, functions and responsibilities that are of a nature and type that would ordinarily be performed by the Supplier, even if such services, functions and responsibilities are not specifically described in this MSOW.

(iii)
The comprehensive technical services that may be required to be provided under this MSOW, either on Supplier's, Buyer's, Customer's premises, or remotely as specified in a WA. Accordingly, Supplier will provide a full range of technical Personnel, in accordance with the Skill Classifications detailed in Schedule B hereto.

(iv)	Any services, functions, or responsibilities not specifically described in this MSOW that are required for the proper performance and provision of the Services.

2.
Supplier will ensure to provide adequate staff and skills dedicated to support Buyer’s and Customer’s requirements. Supplier shall identify a representative as its Account Manager for Buyer who will serve as the principle interface for the delivery of Services specified under this MSOW.

3.
Except as provided otherwise in this MSOW and as part of the Services, Supplier will be proactive in identifying opportunities to implement new technologies that will improve the Services at a reduced cost.

4.
In those instances, when Supplier Personnel are working at the Supplier’s site or a remote location (not Buyer’s or Customer’s locations), Supplier shall be responsible for providing any and all facilities, assets and resources (including personnel, facilities, equipment and software) as necessary and appropriate for delivery of the Services and to meet Supplier’s obligations under this MSOW, unless otherwise directed by Buyer. Supplier shall obtain, utilize and leverage the talent and resources of Supplier and its global network of Affiliates and subcontractors in providing the Services.

5.
The Services will be performed by Supplier as necessary to meet Buyer’s and Customer’s business needs using generally acknowledged technological advancements and improvements in the methods of delivering the Services.

6.
Supplier and Supplier's subcontractors shall be obligated to abide by, and comply with Buyer's current standards, policies and procedures. Such obligations currently include the obligation to refrain from engaging in any concurrent employment that creates a conflict of interest or interferes with the provision of Services to Buyer. Supplier agrees to advise its Personnel performing Supplier obligations hereunder, of their responsibilities under this MSOW.

4.2    Recipients of Services

1.
Supplier shall provide the Services to Buyer and its Affiliates to the extent necessary, and upon request by Buyer, to any Customers of Buyer (Buyer and each such recipient of Services described above, a "Recipient"). Buyer shall be responsible for paying the charges for Services provided to Recipients to the same extent as if the Services were provided only to Buyer. To the extent Services are characterized in this MSOW as to be provided to Buyer, those references will be deemed to include the provision of such Services to other Recipients as requested by Buyer.

2.
In the event that an entity receiving Services as a Recipient no longer meets the definition of "Recipient" (e.g., due to Buyer’s divestiture of an Affiliate) (each such entity a "Former Recipient"), then upon Buyer’s request, Supplier shall continue to provide the Services to such entity after the date such entity becomes a Former Recipient for a period of time requested by Buyer; provided, however, that such time period shall not exceed the time period during which Buyer has the right to receive Services under this MSOW and that the Former Recipient agrees with Buyer in writing to abide by the terms and conditions of this MSOW. Buyer shall (i) remain the primary point of contact with Supplier with respect to those Services provided to a Former Recipient, and (ii) remain obligated to perform its payment obligations under this MSOW with respect to those Services provided to a Former Recipient. For purposes of this MSOW, Services provided to a Former Recipient shall be deemed to be Services provided to Buyer.

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

5.0 Term of SOW

5.1    Term
The term of this MSOW shall begin on the Effective Date and shall remain in effect until the later of two (2) years (“Term”) or until Deliverables and Services are completed.
5.2    Extension
By giving at least a one (1) month written notice to Supplier, Buyer shall have the right to extend the Term, for a maximum of three (3) years, at the terms and conditions and Prices then in effect.

6.0 Supplier and Supplier Personnel

Supplier shall make available to all Supplier Personnel that it provides to Buyer health plan coverage for such Supplier Personnel and their dependents that satisfies the minimum essential coverage, affordability, minimum value and all other requirements necessary to avoid any potential imposition of a penalty under Internal Revenue Code section 4980H. Supplier and Buyer intend that Supplier’s qualifying offer of health plan coverage will be treated, to the extent any Supplier Personnel could be treated as common law employees of Buyer, as made by Buyer for purposes of Internal Revenue Code section 4980H, in accordance with Treas. Reg. § 54.4980H-4(b)(2). Notwithstanding anything to the contrary in the Base Agreement, Supplier agrees that (i) any costs, expenses or penalties incurred by Buyer as a result of Supplier’s failure to comply with this Section shall be deemed to be direct damages as between the parties (without limitation) and (ii) Supplier’s indemnification obligations in the Base Agreement shall also extend to losses, damages and other costs and expenses incurred by Buyer (including but not limited to penalties arising under Internal Revenue Code section 4980H) arising out of Supplier’s breach of this Section. Notwithstanding anything to the contrary in the Base Agreement, the provisions set forth in the immediately preceding sentence are Buyer’s exclusive remedies for Supplier’s breach of the first sentence of this Section.

6.1    Contractor Safety Guidelines
Supplier will require its Personnel assigned to work on Buyer’s or Customer's premises to comply with the U.S. Contractor Environmental and Safety Guide, as may be amended from time to time or a local country equivalent that may be provided by Buyer. The US Guide is applicable for all US locations, unless a location specific guide exists for the particular Buyer site where the work is to be performed, at the following URL: http://www-03.ibm.com/procurement/proweb.nsf/ContentDocsByTitle/United+States~U.S.+Contractor+safety+guides?OpenDocument&Parent=Information+for+suppliers
6.2    Computer Use and Security Measures Agreement (“CUSA”)
Buyer has established basic computer use and security measures that Supplier Personnel must comply with when accessing or using the internal computer systems of Buyer. These measures are covered in a separate Computer Use and Security Measures Agreement (“CUSA”) that will be signed by Supplier.
Supplier will ensure that all Supplier Personnel assigned to perform under this MSOW who are subject to the terms and conditions of the CUSA, will comply with the use and security measures in the CUSA, as well as such other security measures, standards, and requirements that may be issued by Buyer or Buyer's Customer for a particular engagement.
6.3    Qualifications, Warranty and Replacement of Supplier Personnel

1.
Supplier will be responsible for conducting a thorough recruiting process to ensure the candidate’s resume is a true and accurate reflection, understanding, and detailed account of his/her background and qualifications. The skills of the candidates presented are expected to match the skills identified in the requisition.

2.
Supplier shall assign only qualified individuals to perform the Services. The individuals Supplier assigns to perform the Services will have suitable training, education, experience and skill to perform the Services. All Supplier Personnel must have effective oral and written English language communications skills and be proficient in reading the English language.

3.
Supplier will use its best efforts to ensure stability and lack of turnover to avoid any impact on Buyer’s or Buyer’s Customer’s skill requirements. The expectation is that the selected resource will not leave for the period of the project duration, unless requested by Buyer.

4.
Supplier will be responsible for ensuring all positions sourced through them are filled at all times. In the event that Supplier Personnel leaves an assignment for any reason, Supplier will provide an appropriate backfill in a timely manner. Supplier and

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

Buyer will mutually determine a reasonable amount of time for backfilling positions, typically two (2) business days, based on the individual position to be backfilled.

5.
Supplier will provide a 30-working day warranty on Services. In the event Supplier Personnel ceases performing under a WA issued against this MSOW, within the first 30 working days for any reason other than Buyer's termination without cause, Buyer will not be billed for Services performed within such 30 working day period. In addition, replacement Supplier Personnel (either following a Supplier Personnel who left during the first 30 working days or later in an assignment for voluntary reasons) will be non-billable during the period for which it takes them to become proficient as a replacement, up to 20 additional working days.

6.
To the extent that any anticipated or actual delays in meeting Buyer’s deadlines or scheduled completion dates for work being performed hereunder are directly attributable to the documented and demonstrated unacceptable performance of any of Supplier’s Personnel, Supplier shall provide additional temporary Personnel, as requested by Buyer and at no charge to Buyer, in order to complete, in a timely manner, the assignment involved.

7.
Supplier will provide Buyer with notice, when any of Supplier Personnel are removed from providing Services under any WA utilizing this MSOW. Supplier shall provide this information at the earliest possible time, but not less than one (1) week in advance of voluntary removal.

8.
Supplier shall use forecasting and trending information and processes to proactively anticipate Buyer’s skill needs and maintain a sourcing pool adequate for fulfillment of Buyer’s needs. Forecast information received from IBM is not considered a commitment of future business.

9.	Supplier shall maintain a database of Technical Services skills and shall be able to staff requested skills nationally and within negotiated timeframes and rates.

6.4    Contractor On-Boarding
Supplier and Buyer will work together to establish a process to streamline contractor on-boarding in order to decrease the time to productivity on engagement by Supplier Personnel. The process will include what information and materials are important for a candidate to have prior to starting an assignment. Supplier will provide appropriate education, organizational overviews, and on-boarding materials relevant to the assignment prior to the assignment start date. The expectation is that Supplier Personnel are prepared to the fullest extent possible prior to beginning an assignment.
6.5    Education of Supplier Personnel
Buyer will provide a period of initial familiarization and task related training to Supplier for each major area where a Customer requires unique processes and where there exists unique hardware or software products. Supplier shall be responsible for training its Personnel beyond the initial period at Supplier's expense. Buyer will provide training for any internally developed hardware or software products that are put into production and for which Supplier is expected to provide support. The Supplier project manager will be responsible to schedule the Supplier Personnel for any education provided. Supplier will be responsible for providing training and expertise on commercially available hardware and software at Supplier’s expense.
6.6    Solicitation of Supplier Personnel
In the event Supplier Personnel accepts an offer of employment from Buyer during the performance of this MSOW, Buyer will pay Supplier a placement fee based on the amount of time from the date the Supplier Personnel commenced performance of Services for Buyer to the date of acceptance of Buyer's offer of employment as follows: (i) Buyer's offer of employment accepted up to 3 months after commencement of performance entitles Supplier to a placement fee of $8,000.00; (ii) Buyer's offer of employment accepted after 3 months and up to 6 months of commencement of performance entitles Supplier to a placement fee of $6,000.00; and (iii) Buyer's offer of employment accepted after 6 months of commencement of performance will not entitle Supplier to any placement fee. The above-mentioned placement lump-sum fee (or lack thereof as described in (iii) of this Subsection) represents Buyer's entire liability to Supplier for the solicitation and hire of Supplier Personnel and fair and valuable consideration for Supplier to waive any of its rights pursuant to any restrictive covenant/non-competition agreements it may have with Supplier Personnel. In the event that any Supplier Personnel apply for and are offered employment by Buyer or Buyer’s Customer, without prior solicitation by Buyer, Supplier will not charge Buyer with any placement fee, expenses or costs resulting from such hiring, nor seek any damages from Buyer.

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

6.7    Non-Recruited Resources

1.
When Buyer's Client or Requester refers a specific, named individual to Supplier for placement under this MSOW ("Non-Recruited Resource"), Subsection 6.3(5) (Services Warranty Period) and Subsection 6.6 (Solicitation of Supplier Personnel) shall not be applicable to Non-Recruited Resources.

2.
This Subsection will not apply if the Non-Recruited Resource had provided Services through the Supplier under this MSOW within the immediate six (6) month period preceding the date of referral by Buyer.

7.0 PROPRIETARY RIGHTS

This Section addresses the Parties' respective rights and obligations in intellectual property. Each grant by Buyer of a license to Use, or of rights of Use, pursuant to this Section shall be deemed to include, subject to the other provisions of this MSOW, a grant of such license or rights to authorized Personnel and Supplier Affiliates. Works made available by Buyer to Supplier are made available on an “as is”, “where is” basis, with no warranties whatsoever.

7.1    Buyer Works

1.
Subject to the licenses granted under this Section, Buyer retains all right, title and interest in and to Buyer Works, including all domestic and foreign intellectual property rights in such Buyer Works and all modifications, enhancements and derivative works thereof. Supplier shall not attempt to assert, and shall preclude its Affiliates and Personnel from attempting to assert, any ownership interest in Buyer Works. To the extent that Buyer provides Supplier with Buyer Works to use to perform Services hereunder, Buyer hereby grants Supplier the right to use such Buyer Works solely to the extent necessary to perform such Services.

2.
As of the Effective Date, Buyer grants to Supplier, with respect to Buyer Works, a right to Use such Works to the extent necessary for the provision of Services, for the sole purpose of providing such Services. Supplier shall not Use, and shall cause its subcontractors not to Use, any such Works for any other purpose, and shall not sublicense any rights with respect to Works without Buyer's prior written approval. Supplier shall cease, and shall cause its subcontractors to cease, all Use of such Works upon expiration or termination of this MSOW or the cessation of applicable Services under any related WA.

7.2    Supplier Works

1.
Subject to the licenses granted under this Section, Supplier retains all right, title and interest in and to Supplier Works. Buyer shall have the right to approve, in writing prior to Supplier’s use of such Supplier Works to provide the Services, the introduction of any Supplier Works. Supplier hereby grants to Recipients and Former Recipients, and to such third parties performing work as permitted under this MSOW, a world-wide, fully paid-up, non-exclusive license to Use, during the Term, Supplier Works for the conduct of their respective businesses.

2.
Supplier grants to Buyer (and designees thereof for the sole purpose of providing services to the Recipients and Former Recipients), at no additional charge, a perpetual, irrevocable, world-wide fully paid-up, non-exclusive license to Use such Supplier Works (including copies of source code and object code, programmer interfaces, available documentation, manuals and other materials necessary for the use thereof), and to sublicense such rights to other entities for the purpose of providing services to Recipients and Former Recipients.

7.3    Third Party Works
As of the Effective Date, with respect to Third Party Software licensed by Buyer that is subject to an existing, written license agreement identified by Buyer, Buyer has granted to Supplier, solely to the extent necessary for performing the Services, the rights of Use of such Software that Buyer has as of the Effective Date or later obtains with respect to such Software. Supplier shall comply with the duties, including Use restrictions and those of nondisclosure, imposed on Buyer by the third party licenses for such Third Party Software. Except as otherwise requested or approved by Buyer, Supplier shall cease, and cause its authorized subcontractors and Affiliates to cease, all Use of such Software upon expiration or termination of this MSOW or upon the cessation of applicable Services under any related WA.
Supplier shall not introduce any Third Party Works in providing the Services without Buyer's prior written approval. Prior to the introduction of any such Third Party Work:

(a)
Supplier shall obtain the right to grant Buyer (and designees thereof for the sole purpose of providing services to Recipients), without additional charge or further obligation and upon the expiration, any whole or partial termination of this MSOW, or cessation of Services, a perpetual, irrevocable, fully paid-up, non-exclusive license to Use such Third

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

Party Work (including, with respect to software, source code, programmer interfaces, available documentation, manuals and other materials necessary for the use thereof), and to sublicense such rights to other entities for the purpose of providing services to Customers or Recipients; and

(b)	Supplier shall ensure that Buyer has the right to purchase ongoing maintenance and support for such Third Party Work on commercially reasonable terms.

To the extent that Supplier is unable to obtain the rights and fulfill the obligations described in Section 7.3(a) above, Supplier shall notify Buyer in writing of its inability to grant such a license and of the cost and viability of other Works that can perform the requisite functions and with respect to which Supplier has the ability to grant such a license. This notice will contain the third party vendor’s proposed terms and conditions, if any, for making the Works available to Buyer and/or Buyer’s Customers after expiration, upon any partial or whole termination of this MSOW, or upon cessation of Services under a related WA. Supplier may introduce such Works for use in providing the Services only with Buyer’s prior written approval.

7.4    Rights in Developed Works
Developed Works, whether developed solely or jointly by Buyer, Supplier, their respective Personnel or third parties, shall include the following: (i) modifications to, or upgrades or enhancements (derivative works) of, Customer Works, Buyer Works or Supplier Works; (ii) newly developed Works developed pursuant to this MSOW that do not modify or enhance then existing Works; and (iii) modifications to, or enhancements (derivative works) of, Third Party Works.
As between the Parties, Buyer shall have all rights, title and interest (limited to the extent permitted by the terms of any governing Third Party Works licenses with respect to item Section 7.3(a) above) in and to Developed Works (including all copies, as applicable), whether developed, first conceived or reduced to practice solely or jointly by Customer, Buyer, Supplier, their respective subcontractors or third parties. With respect to Developed Works, Supplier shall have the rights granted in, as applicable, Sections 7.1 and 7.3.
Supplier acknowledges that, as between the Parties, Buyer and the assignees of Buyer shall have the sole right to obtain, hold and renew in their respective names, and/or for their respective benefits, any domestic and foreign intellectual property rights in such Developed Works, including patents, copyrights, registrations, and other appropriate intellectual property or other protections. Supplier may use Developed Works solely to provide the Services during the Term. To the extent that exclusive title and/or ownership rights may not originally vest in Buyer as contemplated by the foregoing (e.g., such Developed Work may not be deemed “works made for hire” by operation of law), Supplier hereby irrevocably assigns, transfers and conveys to Buyer without further consideration all of its right, title, interest and ownership in such Developed Works.

7.5    Export
Unless authorized by applicable government license or regulation, including but not limited to any U.S. authorization, Supplier will not directly or indirectly export or reexport, at any time, any technical information, technology, software, or other commodity furnished or developed under this, or any other, agreement between the parties, or any other product that is developed or produced from or using Buyer's technical information, technology, software, or other commodity provided under this Agreement to any prohibited country (including release of such technical information, technology, software, or other commodity to nationals, wherever they may be located, of any prohibited country) as specified in applicable export, embargo, and sanctions regulations.

8.0 PERFORMANCE STANDARDS

8.1    General
Supplier’s level of performance will at all times be consistent with or better than acceptable industry standards and will comply with the specific service levels identified in or established pursuant to Schedule C (Performance Measurements and Reports) (each, a "Service Level"). Where industry standards are lower than the specific Service Levels applicable under this MSOW, Supplier shall comply with the Service Levels.
9.0 SUPPLIER RESPONSIBILITIES

9.1    Performance Measurements and Reports

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

Buyer has determined a minimum set of periodic and ad-hoc measurements and reports to be issued by Supplier to Buyer, which shall include the reports set forth in Schedule C. Supplier shall participate and provide complete and accurate input on a timely basis as requested by Buyer.
9.2    Bypasses
Supplier will make every reasonable effort to ensure a quality standard of .5% or less per month for Bypasses. Bypasses are measured by dividing the total number of Bypasses by the same month’s total number of new WA’s.
9.3    Change Control
The responsibility for establishing the IT architecture, standards, products and strategic direction of Buyer’s Customers shall at all times remain with Buyer. Supplier, in performing the Services, shall conform to and shall support such architecture, standards, products and strategic direction and will use Buyer change management tools and procedures as directed by Buyer.
9.4    Loan of Buyer Assets
In the event that assets are loaned to Supplier or Supplier Personnel, Supplier will be responsible for risk of loss and for the return of those assets to Buyer.
9.5    Use of Subcontractors

1.
Notwithstanding anything to the contrary in the Agreement between Supplier and Buyer, Supplier will not subcontract any of its work under this Agreement to any third party or Affiliate without Buyer's written consent. For any subcontractor Supplier proposes, Supplier will conduct all reviews and complete and submit any documentation as requested by Buyer prior to use and on an annual basis for those subcontractors who have previously been submitted. Buyer has no obligation to agree to the use of any subcontractor and, where Supplier is permitted to use a subcontractor, under no circumstances will Supplier permit any subcontractor to subcontract further. Upon Buyer's request, Supplier will immediately stop using a subcontractor. Notwithstanding this Subsection, Supplier’s use of subcontractors will not relieve Supplier of the responsibility for the subcontractor’s performance, and Supplier’s obligations and responsibilities assumed under this Agreement will be made equally applicable to subcontractors.

2.
Supplier shall require any third-party vendor chosen to provide products or deliver services as a subcontractor, to adhere to the standards, policies and procedures, whether such standards, policies and procedures pertain to Buyer or Supplier. Supplier shall not insert into any subcontract any provision, the effect of which would be to limit the ability of a subcontractor to contract directly with Buyer. In addition, Supplier shall use commercially reasonable efforts to have the prospective subcontractor agree to waive or forego any rights under agreements with the subcontractor's personnel that might restrict the ability of Buyer or its Customers to recruit or hire such personnel. If Supplier is not able to cause a proposed Supplier subcontractor to so waive such rights, Supplier shall notify Buyer of its inability to cause such waiver and shall not enter into such subcontract without the prior written consent of Buyer.

3.
Supplier shall remain responsible for all obligations performed by subcontractors to the same extent as if such obligations were performed by Supplier, and for purposes of this MSOW, such work shall be deemed work performed by Supplier. Supplier shall be Buyer's sole point of contact regarding the Services, including with respect to payment. Supplier shall not disclose Buyer Confidential Information to a subcontractor unless and until such subcontractor has agreed, in writing, to protect the confidentiality of Confidential Information through an appropriate nondisclosure agreement that contains terms substantially consistent with this MSOW, and then only to the extent necessary for the subcontractor to perform Services.

4.
To the extent subcontractors, agents, representatives and other entities perform Services, or otherwise provide support to Supplier related to the Services, Supplier shall cause such entities to comply with the obligations and restrictions applicable to Supplier under this Agreement. Without limiting the generality of the foregoing, Supplier shall include in all of its subcontracts, as flow down provisions to the subtier suppliers, provisions substantially similar to the provisions of this Agreement including, without limitation those relating to (a) supplier personnel, (b) intellectual property/proprietary rights, (c) insurance, (d) performance standards, (e) audit rights, (f) confidentiality, and (g) representations and warranties. Supplier's subcontractors may not assign or transfer their obligations under this Agreement without Buyer's consent.

5.
Except as otherwise expressly provided in this MSOW, Buyer shall have no responsibility for any termination charges or cancellation fees charged to Supplier by any third party, including Supplier’s subcontractors and Buyer’s Affiliates,

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

that are applicable to third party service contracts or any other contract then used to provide the Services, as a result of any withdrawal or cessation of Services authorized under this MSOW. Supplier shall at all times assume all such liability with its Affiliates and subcontractors, shall provide Buyer with reasonable prior written notice before entering into a proposed subcontract or other arrangement that may not be compliant with this Subsection, and shall not enter into such subcontract or other arrangement without Buyer’s prior written approval, which approval may be withheld in Buyer’s sole discretion.

6.
Where Supplier engages any subcontractors to perform its obligations under this MSOW, Supplier will designate 25% of its subcontract revenues under this MSOW to subcontractors that are certified Minority and Women Business Enterprises or businesses owned by veterans or service-disabled veterans, gays and lesbians or people with disabilities (each a Diversity Business Enterprise or “DBE”) and/or US Small Business Enterprise suppliers. This should include, but is not limited to, such diversity subcontractors on Supplier's bid lists to Buyer. Supplier will demonstrate its adherence and details of its engagement with certified diversity suppliers by providing spending data with these Certified DBEs as part of required quarterly measurement reporting.

a.
For purposes of this Subsection, a “Certified DBE” shall mean a proposed DBE that Supplier has reasonably determined satisfies Buyer’s supplier diversity program requirements for the United States, including: (a) third party agency certifications or a reasonable assessment by Supplier; (b) evidence that the actual business arrangement has disadvantaged principals of the DBE as meaningful contributors; (c) the DBE’s history of successfully completing projects; and (d) the DBE’s financial viability. Supplier shall provide Buyer with any reasonable assistance and information necessary to determine the extent to which Supplier’s subcontractors qualify as Certified DBEs. Examples of DBEs in the United States include disadvantaged groups who have at least fifty-one percent (51%) ownership (or thirty percent (30%) ownership, if publicly traded), control and day-to-day operations responsibility, and operate a business in the manner described above. Disadvantaged groups in the United States include, but are not limited to, minorities and women, people with disabilities, veterans of war, gays/lesbians, etc.

b.	Supplier will maintain active membership in at least one diversity supplier mentoring organization (such as NMSDC).

9.6    Contractor Sourcing Application

1.
Supplier agrees to utilize the Contractor Sourcing Application (CSA) (the “Requester Applications”) 100% of the time upon full availability thereof. Supplier's failure to do so may result in a reduction of business awards from Buyer, at Buyer's sole discretion. Supplier agrees that the terms and conditions of this MSOW and the Base Agreement are fully incorporated into and made a part of purchase orders generated via CSA. Supplier will manage its user ID’s for the CSA and will comply with the following rules when using the CSA: (i) at no time will two users be permitted to log onto the CSA using the same user ID; (ii) each user ID will be issued to an individual person who will be responsible for use of that user ID; (iii) the CSA will be treated in accordance with the confidentiality provisions of the separate confidentiality agreement signed by the Parties; (iv) Supplier will limit CSA access to their own direct employees on an as-needed basis and will not allow its subcontractors direct access to CSA; (v) use of the CSA should be scanned using an antivirus program; and (vi) Supplier will be solely responsible for the management of CSA user IDs and immediately inform Buyer of any CSA data protection risks associated with such user IDs.

2.
Supplier agrees that Buyer may store the resume information of Supplier Personnel in an online environment within IBM's intranet during the Term of this MSOW, and Supplier will obtain and retain for inspection by Buyer upon request a written agreement with all Supplier Personnel wherein Supplier Personnel agree that IBM may store such resume information for the duration of this MSOW. The resume information will be accessible by IBM resources for the purpose of identifying qualified Supplier Personnel for potential consideration by Supplier for future engagements with IBM.

3.	Supplier will input the Bill Rate and Wage data of all candidates submitted through CSA.

4.
Supplier will remit a subscription fee to Buyer, for the use of the CSA, which will be equal to 1.2% (until such time that Buyer establishes a new subscription fee for use of CSA) of the total amount of hourly Services payments made to Supplier under this MSOW. This subscription fee amount due must be remitted to IBM no later than seventy-five (75) days after the date of written notification by IBM of the subscription fee amount to the address specified by Buyer. If

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

the subscription fee amounts are not received by the due date, Buyer will impose a penalty of $500.00 per calendar day for each day beyond the due date that the monies have not been received. If the subscription fee has not been received by the 5th calendar day after the due date, Supplier will be removed from CSA, will not receive new business opportunities or placements, and will not be reinstated until the subscription fee and full penalty amount are received.

9.7    Additional Warranties for Handling of Sensitive Personal Information
The following section is applicable when Supplier is handling Sensitive Personal Information (SPI) on behalf of Buyer or Customer. Examples of SPI include Social Security Number (SSN)) or other governmentally issued identification number such as driver's license or passport number, bank account number and credit card or debit card number. SPI is considered IBM Confidential Information.

1.
Supplier shall not transfer or disclose Personal Data to any third party without the prior written consent of Buyer. Supplier shall put in place with any third party to whom it transfers or discloses Personal Data an agreement sufficient to ensure that such third party treats Personal Data in accordance with the provisions of this Agreement. Supplier shall ensure that any third party to whom it transfers or discloses Personal Data has implemented a data privacy incident reporting process for the immediate reporting to Buyer of any potential or actual privacy and/or security breaches. Supplier shall conduct an ongoing (annual or when changes occur) privacy assessment and security validation of those third parties to whom it has transferred Personal Data.

2.
Supplier shall make available to Buyer, upon request of Buyer, its internal practices, books and records relating to use, processing, disclosure, copying, modification, disposal and destruction of Personal Data. Buyer may, upon reasonable advance notice, audit (including, without limitation, site visits to Supplier's locations by Buyer) and verify Supplier's compliance with this Subsection.

3.
For as long as Supplier has access to Personal Data, Supplier will ensure that the data subjects are provided with the same rights of access, correction, blocking, suppression or deletion available to them under the laws of the country(ies) from which the Personal Data at issue was originally collected. Supplier and Buyer will cooperate as is necessary to enable Buyer to respond to requests and inquiries from data subjects concerning processing of their Personal Data.

4.
Upon request by Buyer, Supplier shall provide a copy of all relevant Personal Data in tangible form in connection with any Buyer request for access to, correction of or destruction of Personal Data in Supplier's possession.

5.
Supplier shall dispose of all Personal Data upon completion of the Services provided by Supplier hereunder, termination or expiration of this MSOW or as requested by Buyer in writing, whichever is earlier. Supplier shall dispose of Personal Data (and shall ensure third parties to whom Supplier has transferred Personal Data to will dispose of Personal Data) by shredding or using some other means which renders the Personal Data unreadable and unable to be reassembled or reconstructed and shall certify to Buyer in writing, at Buyer's request, that it has done so.

6.
Supplier shall maintain, at its expense, in effect an insurance policy which shall cover all Supplier costs, including damages it is obligated to pay Buyer or any third party, which are associated with any Security Breach (as hereafter defined) or loss of Personal Data, regardless of cause (including, without limitation, Supplier negligence or gross negligence and unlawful third party acts). Costs to be covered by this insurance policy shall include without limitation: (a) costs to notify individuals whose Personal Data was lost or compromised; (b) costs to provide credit monitoring (or similar data protection services) and credit restoration services to individuals whose Personal Data was lost or compromised; (c) costs associated with third party claims arising from the Security Breach or loss of Personal Data, including litigation costs and settlement costs; and (d) any investigation, enforcement or similar miscellaneous costs. Such insurance shall provide coverage for up to $10,000,000.00 (ten million dollars). For the purposes of this Agreement, "Security Breach" means (1) the failure by the Supplier to properly handle, manage, store, destroy or otherwise control, or the unauthorized disclosure by the Supplier of: (a) Personal Data in any format or (b) third party corporate information in any format specifically identified as confidential and protected under a confidentiality agreement or similar contract; (2) an unintentional violation of the Supplier's privacy policy or misappropriation that results in the violation of any applicable data privacy laws or regulations; or (3) any other act, error, or omission by Supplier in its capacity as such which is reasonably likely to result in the unauthorized disclosure of Personal Data (or a reasonable belief there has been an unauthorized disclosure). Such insurance must: (a) name Buyer as an additional insured with respect to Buyer's insurable interest; (b) be primary or non-contributory regarding insured damages or expenses; and (c) be purchased either; (i) from insurers domiciled in the US with an AM Best Rating of A- or better and a financial class rating of 7 or better, or (ii) from non US carriers with a Standard & Poor’s rating of BBB or greater and $50M in policy holder’s surplus. Upon Buyer’s request, Supplier will provide to Buyer certificate(s) of insurance to verify compliance with the terms and conditions of this Subsection.

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

7.	Supplier shall not transport Buyer or Customer Personal Data in unencrypted electronic format (data tapes, usb drives, hard drives and similar devices) without the prior written consent of Buyer.

8.	Supplier shall provide education and training to its Personnel regarding proper use, handling and security of Buyer’s and Customer’s Personal Data and Supplier’s data security program.

9.
Supplier shall be liable for reimbursing to Buyer the actual costs incurred by Buyer, if any, relating to or arising out of any Security Breach. In the event of a Security Breach, the Supplier shall, in the most expedient time possible, undertake those industry-standard remediation efforts that would be responsive to the Security Breach and the individuals affected thereby including, without limitation, implementing a call-center, providing credit monitoring services and providing credit restoration services. If the Supplier fails to perform such remediation efforts (or should Buyer determine that additional remediation efforts are necessary), Buyer may perform such remediation efforts and the Supplier will reimburse the Buyer for the actual costs and expenses incurred in so performing. Following a Security Breach and the commencement of remediation efforts by Supplier, Supplier shall provide periodic reports to the Buyer that include the number of affected individuals calling the call centers and taking advantage of the credit monitoring and credit restoration services.

10.
The parties acknowledge and agree that the costs, if any, incurred by Buyer in connection with the remediation efforts undertaken by the Buyer as a result of a Security Breach shall be deemed to be direct damages as between the parties. Supplier’s indemnification obligations in the Base Agreement shall also extend to third party claims arising out of or relating to Security Breaches. The mutual limitation of liability set forth in the Base Agreement shall not apply to losses or claims arising out of or relating to Security Breaches.

9.8    Business Associate Addendum (BAA)
The BAA is required for any and all goods or services provided which handle the "Protected Health Information" of "Covered Entities", which may include those required to store, provide data processing or aggregation services, or otherwise manage, administer, or operate such systems and services for health care industry entities.
Supplier agrees to sign a Business Associate Agreement (“BAA”) which will be incorporated by reference into this MSOW when executed between the parties. The BAA may be updated and/or modified from time to time in order to comply with local laws and unique Customer requirements and Supplier may, upon Buyer request, be required to sign a new BAA throughout the term of this MSOW.
9.9    Business Continuity
Supplier agrees to have and maintain a business continuity plan and business continuity testing procedures, which include but are not limited to the areas of disaster recovery planning, pandemic planning, and cyber security. Cyber security programs must include, at a minimum, provisions to prevent, detect, and respond to cyber security incidents. Supplier agrees to review, update, and test the business continuity plan annually and, upon Buyer's request, Supplier will provide a summary of the business continuity plan and test results. Buyer may, from time to time, provide feedback regarding the plan and requests that Supplier take Buyer’s comments into consideration when updating the plan. However, Supplier remains solely responsible for the performance of its responsibilities under the Agreement and the adequacy of the business continuity plan regardless of whether Buyer has reviewed or commented on the plan.

9.10    Federal Financial Institutions Examination Council Addendum
The Federal Financial Institutions Examination Council (FFIEC) prescribes uniform principles and standards for the Federal examination of financial institutions. The FFIEC Addendum, or Financial Services Regulatory Agreement (FSRA), contains data privacy requirements and is required when Supplier is a service provider to a financial institution to ensure compliance with the FFIEC regulations. Supplier agrees to comply with the FSRA which is incorporated by reference into this MSOW when executed between the parties.

a.	Social and Environmental Management Systems Requirements (SEMS)
Requirements for ensuring compliance with IBM's social and environmental management system are defined at the following url:
http://www-03.ibm.com/procurement/proweb.nsf/ContentDocsByTitle/United+States~Social+and+environmental+management+system+supplier+requirements?OpenDocument&Parent=IBM+standard+purchase+order+terms+and+conditions

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

9.12    International Traffic in Arms Regulations (ITAR)
Supplier acknowledges that Buyer may provide to Supplier unclassified technical data controlled under the U.S. International Traffic in Arms Regulation ("ITAR") under this MSOW.
Supplier agrees that, if Buyer provides to Supplier unclassified technical data controlled under ITAR, then Supplier shall ensure that only Supplier Personnel who are U.S. citizens or who have been granted U.S. permanent resident alien status or U.S. protected individual status as defined by 8 USC 1324b (a)(3) shall have access to such data unless otherwise authorized by license or applicable ITAR exception.
Supplier further agrees that it will not transfer any ITAR-controlled hardware, software, technical data, or services to any foreign person (as defined by the ITAR), whether in the U.S. or abroad, including foreign persons employed by or associated with, or under contract with Supplier or Supplier’s subcontractors, without appropriate government authorization, such as an export license, technical assistance agreement, or applicable exemption.
9.13    Customer Flow Down Terms and Conditions
Buyer’s Customer(s) may require additional terms and conditions that are in addition to or different than Buyer’s MSOW requirements. Buyer or Buyer’s Customer will advise Supplier of any such additional terms and conditions. Supplier will review such additional terms and conditions and accept any customer flow downs that are requested in order to support the Customer.
9.14    IBM Data Security Agreement Requirements
Supplier will sign a separate IBM Data Security Agreement that provides security measures to protect Buyer data provided to Supplier (or accessible by Supplier) and stored on Supplier’s IT systems when performing Services.
9.15    Federal Requirements
Supplier agrees that in the event a SOW and/or WA is issued under this MSOW in support of a US Federal Government prime contract or subcontract at any tier, Supplier shall comply with additional terms and conditions that the Federal Government requires to be flowed down and/or that the Buyer deems necessary to support the Federal engagement. These additional terms and conditions will be covered in a separate SOW referencing this MSOW or other separate agreement as determined by Buyer.
10.0 AUDITS

10.1    Audit Rights

1.
Supplier shall maintain a complete audit trail of financial and non-financial transactions resulting from this Agreement. Supplier shall provide to Buyer and Buyer’s auditors, access at reasonable times to facilities where either Supplier or any of its subcontractors is providing Services, to Supplier Personnel, and to data and records (but not to other Supplier customer data and records) relating to the Services for the purpose of performing audits and inspections of either Supplier or its subcontractors during the Term and for the period Supplier is required to maintain records under this Agreement, for any reasonable business purpose, including but not limited to:

a.	To verify the accuracy of charges and invoices;

b.	For performance to the terms of this Agreement;

c.
For the conduct of Supplier operations and procedures relevant to Supplier’s performance of its obligations under this Agreement (including audits of Supplier’s management processes and checkpoints utilized by Supplier to manage compliance with Buyer control policies and processes), and

d.
The efficiency and costs of Supplier, in performing the Services, but only to the extent affecting the amounts that Buyer pays for the Services pursuant to pricing methodologies and rates set forth in this MSOW, or the timing of Services under this MSOW.

2.
Supplier shall provide to such auditors and other representatives such assistance, as they reasonably require. Supplier shall also make Supplier Personnel reasonably available for interviews and follow up discussions with such auditors and other representatives. Supplier shall cooperate fully with Buyer, or its designees, in connection with audit functions. Buyer's auditors and other representatives shall comply with Supplier's reasonable security requirements.

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

3.
Notwithstanding any limitations set forth in this Subsection 10.1, Supplier agrees that Buyer, through those Buyer Personnel authorized by Buyer, shall have an absolute, unconditional right of immediate physical and logical access (i) to any and all Buyer Data and all related materials necessary to effectively use the code and data, and (ii) to all other Buyer-owned assets; provided, however, that such right of access shall be subject to reasonable site security procedures that do not unreasonably restrict Buyer access and that are only intended to authenticate the identity of Buyer Personnel who are authorized by Buyer pursuant to this Subsection 10.1 (3).

4.
Supplier shall conduct audits of, or pertaining to, the Services in such manner and at such times as is consistent with the audit practices of well-managed operations performing services similar to the Services, including as necessary to routinely verify Supplier’s and its subcontractors’ compliance with Buyer’s Computer Use and Security Measures.

10.2    Audit Follow-Up
Buyer and Supplier shall meet to review each audit report promptly after the issuance thereof and to mutually agree upon an appropriate and effective manner in which to respond to the deficiencies identified and changes suggested by the audit report; provided, however, that if an audit identifies an overcharge, Supplier shall promptly refund such overcharge and pay any applicable and CSA and/or other fees. Supplier shall pay a penalty of $500 for each invoiced non-compliant Bill Rate condition that occurs, up to $4,000 per incident per WA.
11.0 BUYER RESPONSIBILITIES
In addition to Buyer's responsibilities as expressly set forth elsewhere in this MSOW or the Base Agreement, Buyer shall be responsible for the following:

1.
Buyer shall designate one individual (the “Relationship Manager”) to communicate directly with the Supplier Account Manager, to whom all Supplier communications concerning this MSOW shall be addressed.

2.
Buyer shall cooperate with Supplier, including by making available timely management decisions, information, approvals and acceptances, as reasonably requested by Supplier so that Supplier may accomplish its obligations and responsibilities hereunder. The Relationship Manager, or his or her designee, will be the principal point of contact for obtaining such decisions, information, approvals and acceptances.

3.
To the extent that this Agreement requires Supplier to comply with or act in accordance with Buyer policies or procedures, Buyer shall provide Supplier with a copy of such policies or procedures or reference where they can be accessed by Supplier.

12.0 MUTUAL RESPONSIBILITIES

12.1    Meetings

(a)	Frequency
During the Term of this Agreement, representatives of the Parties shall meet periodically and as requested by Buyer. Such meetings, unless otherwise specified in a unique line of business attachment, may include the following:

1.
A meeting held quarterly, to review Supplier’s performance under this Agreement, planned or anticipated activities and changes that might impact performance and such other matters as appropriate. Buyer and Supplier will also review the progress on the resolution of issues and actions from prior meetings.

2.
A management meeting held annually to review Supplier’s overall performance under this Agreement, to provide an updated outlook for Buyer’s services requirements, set strategic objectives consistent with Buyer’s business outlook/direction, and discuss such other matters as appropriate.

3.	Other meetings necessary as determined by Buyer.

(b)	Costs
Each Party shall bear its own costs in connection with the attendance and participation of such Party’s representatives in these meetings.

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

13.0 PRICING

13.1    General

1.
All Prices applicable to the Services are expressly set forth in Schedule A to this MSOW and will remain in effect until such time that Buyer establishes new Prices. Such Prices shall be deemed to fully compensate Supplier for all of the resources, including administrative and managerial resources used in providing the Services or otherwise in performing Supplier’s obligations under this MSOW. There shall be no charges to Buyer except those expressly provided for in this MSOW.

2.	Any exceptions to the Pricing terms specified in Schedule A must have the prior written authorization of both Parties’ authorized representatives.

3.	Schedule A consists of not-to-exceed Bill Rates for each skill and skill level.

4.	The Prices will be reviewed annually, at a minimum, and may be changed from time to time by Buyer.

5.
The Parties agree that the Pricing terms specified herein, subject to (4) above, will be in effect beginning upon the Effective Date of this MSOW through the Term. If Buyer exercises its right to extend this MSOW, as specified in the Subsection titled “Extension”, the Pricing terms of the then current Schedule A will apply to the extension.

6.
These Prices are effective for the duration defined above and are not subject to change on an individual basis because of any change in Supplier cost structure for any particular individual (i.e.: cost-of-living raises, etc.).

13.2    Premiums
Supplier will not charge Buyer any Bill Rate premiums (e.g., weekend, holiday or shift premiums) under this MSOW. The Bill Rates in Schedule A will be in effect for all requirements. Supplier will supply Services at these Bill Rates without exception unless otherwise stated in this Agreement. The Bill Rates are categorized by Professional Skill Level and by Region. Descriptions of the Professional Skill Levels are in Schedule B to this MSOW. Descriptions of the Regions and exception areas/cities may vary by project.
13.3    Global Resources
Supplier will use reasonable efforts to identify Global Resource opportunities and utilize such Global Resources in the performance of its obligations under this Agreement when necessary to meet the requirements and skills needed quickly and cost effectively. Supplier will pass through the Global Resource rate from its Affiliate with the appropriate markup as defined in Schedule A to Buyer. Supplier will be responsible to ensure that it’s Affiliate and the Global Resources comply with all of Supplier's obligations and responsibilities under this Agreement. Supplier's use of Global Resources will not relieve Supplier of the responsibility for the Global Resource's performance.

13.4    Legacy Pricing
Pricing for WAs issued to Supplier prior to the Effective Date of this MSOW (“Legacy WAs”) will be subject to the previous pricing set forth in Schedule A of SOW # 4911023651 between the parties. Legacy WA's will remain valid after the Effective Date of this MSOW and all previous pricing terms and conditions will remain in effect for the Legacy WAs which includes, but are not limited to, previous CSA fees, rebates and payment terms. When a Legacy WA is renewed, all previous pricing terms and conditions except payment terms will remain in effect. Supplier agrees and understands that, for renewals of Legacy WAs, this MSOW will apply for payment terms and all non-pricing terms and conditions from and after the Effective Date of this MSOW.
13.5    Transition Pricing
Pricing for Legacy WAs that are transitioned to Supplier after the Effective Date of this MSOW will be subject to the terms of Schedule A Pricing (Transition Pricing) and Schedule F Transition Period Deliverables.

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

13.6    Pipeline Report
Supplier will report all WA's that were issued on or after the Effective Date of this MSOW, but received in CSA prior to the Effective Date of this MSOW to Buyer. Supplier will utilize the Pipeline Report attached and incorporated in Schedule D to this MSOW to report these WA's created using Legacy Pricing. Supplier is required to complete all information for these CSA requests that were in the pipeline on or prior to the Effective Date of this MSOW. Supplier agrees to provide this Report to Buyer in accordance with the due date specified in the Report. Supplier agrees that all WA's documented in the Pipeline Report will be subject to the Legacy Pricing terms.
13.7    Buyer Directed Subcontractor Pricing
Buyer may request a specific subcontractor firm to Supplier to provide Services under this MSOW (referred to as "Buyer Directed Subcontractor") for an engagement. Supplier will remain responsible for Buyer Directed Subcontractors just as with all other subcontractors that will be reviewed and approved in accordance with this MSOW. Supplier will adhere to a standard markup over Wage rate as defined in Schedule A of this MSOW for Buyer Directed Subcontractors. This Buyer Directed Subcontractor Pricing will apply for Buyer Directed Subcontractor engagements. Any exceptions to this must be approved in writing by Buyer's procurement representative.

14.0 INVOICING AND PAYMENT

14.1    Invoicing

1.
Supplier shall invoice Buyer once per month per WA, by means of an electronic file, for all amounts due under this MSOW. Supplier will not combine Services and reimbursable expenses in a single invoice but shall submit a separate invoice for Services and reimbursable expenses.

2.
Supplier shall not invoice Buyer for charges, and Buyer shall not be obligated to pay any charges, that are not properly invoiced within three (3) months after the last date of the period of performance of Services for which the invoice is rendered; provided, however, that to the extent that any charges are disputed or are being negotiated by Buyer, the foregoing time period shall be tolled for so long as Buyer continues to dispute or negotiate such charges or expenses.

3.
To the extent a refund or credit may be due Buyer (either for goods or services paid for by Buyer or otherwise pursuant to this MSOW), Supplier shall provide Buyer with an appropriate credit against amounts then due and owing on the invoice following the month in which the credit is determined to be owed; if no further payments are due to Supplier, Supplier shall pay such amounts to Buyer within forty-five (45) calendar days.

4.
Supplier will make every reasonable effort to ensure a quality standard of 1% or less per month for Blocked Invoices. Blocked Invoices are measured by dividing the total number of invoices blocked due to price discrepancies by the same month’s total number of invoices.

5.
Supplier will only invoice Buyer for time spent actually working either at home, at Buyer’s, or at Buyer’s Customer’s premises, and not for time Supplier Personnel spend “on call”. Buyer will provide pagers for Supplier Personnel who are required to be on call.

6.	Invoices to Buyer must include the following:

•	WA Number

•	Applicable WA line Item Numbers

•	Terms of Payment as stated below

•	Exact Billing Period Dates

•	Name & Skill Classification of Supplier Personnel performing invoiced services

•	Number of Straight Time and Overtime Hours for Supplier Personnel performing invoiced Services

•	Applicable Bill Rates

•	Other approved expenses (e.g., business travel)

•	Total Amount Invoiced

•	Other Required Data, if any.
14.2    Payment Due

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

Invoices are due and payable net 75 days from receipt of an acceptable invoice provided however, that Buyer has no obligation to pay to Supplier any invoice (or any portion thereof) withheld, either voluntarily or by court order, as a result of Buyer’s Customer (i) becoming insolvent or (ii) the filing of any voluntary or involuntary proceeding with the Bankruptcy Court of the United States District Court (or any foreign equivalent).
14.3    Accountability

1.
Supplier shall maintain complete and accurate records of, and supporting documentation for, all amounts chargeable to, and payments made by, Buyer under this MSOW, in accordance with generally accepted accounting principles applied on a consistent basis, and shall retain such records in accordance with Buyer's records retention policy as this policy may be adjusted from time to time.

2.
Supplier agrees to provide Buyer with documentation and other information with respect to each invoice as may be reasonably requested by Buyer to verify that Supplier’s charges are accurate, correct, and valid in accordance with the provisions of this MSOW. To the extent that Supplier fails to provide such documentation or other information requested by Buyer and Buyer so notifies Supplier of such failure, the due date for payment of the related charge shall be tolled until Supplier provides such documentation or other information. Buyer, and its respective authorized agents and representatives, shall have access to such documentation and other information for purposes of audit pursuant to the Section titled “Audits” during the Term, and during the period for which Supplier is required to maintain such records pursuant to the Base Agreement.

14.4    Transition to MSOW Pricing
Where Buyer is or becomes a Customer's prime contractor (as a result of outsourcing, merger and acquisition, or other business situations), and Supplier is incumbent as a subcontractor providing Services which are substantially the same as those described in the Section titled “Services” of this MSOW, Supplier agrees to transition to the rate structure of this MSOW within the timeframe specified by Buyer.
14.5    Reimbursement for Travel Expenses
Buyer will reimburse Supplier for business travel expenses only, in accordance with Schedule E “Travel Expense Guidelines”, provided they are incurred in the performance of this MSOW and with Buyer’s prior written approval.
15.0 CONFIDENTIALITY
In addition to Supplier’s responsibilities under any other confidential agreement between the Parties, the following shall apply.
15.1    Confidential Information
Supplier acknowledges that it may be furnished with, receive, or otherwise have access to information of, or concerning, Buyer or Buyer’s Customer that Buyer or Buyer’s Customer considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in this MSOW, "Confidential Information" shall mean all information, in any form, furnished or made available directly or indirectly by one Party to the other Party that is marked confidential, restricted, proprietary, or with a similar designation. Confidential Information includes copies of such information. The terms of this MSOW shall be deemed Confidential Information.
Buyer’s Confidential Information shall include, whether or not designated "Confidential Information":

a.
all specifications, designs, documents, correspondence, documentation, data, and other materials and work products to the extent prepared by or for Supplier on behalf of Buyer, a Recipient or Former Recipient in the course of performing the Services;

b.
all information concerning the operations, affairs and business of Buyer, a Recipient, Former Recipient, or any of the Affiliates of such entities, the financial affairs of Buyer, a Recipient, Former Recipient, or any of the Affiliates of such entities with its customers, employees and service providers (including customer lists, customer information, account information, consumer markets and other information regarding any of the foregoing entities’ business planning, operations, or marketing activities);

c.
all specifications, designs, documents, correspondence, documentation, data, and other materials and work products to the extent prepared by or for Supplier on behalf of Buyer, a Recipient or Former Recipient in the course of performing the Services;

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

d.	Buyer Works and Works provided to Supplier (including Third Party Works licensed by a Customer); and

e.	Buyer Data.

15.2    Obligations
In the event of any unauthorized disclosure or loss of, or inability to account for, any Confidential Information of Buyer or Buyer’s Customer, Supplier shall promptly (i) notify Buyer or Buyer’s Customer upon becoming aware thereof, (ii) take such actions as may be necessary or reasonably requested by Buyer or Buyer’s Customer to minimize the violation; and (iii) cooperate in all reasonable respects with Buyer or Buyer’s Customer to minimize the violation and any damage resulting there from.
16.0 REPRESENTATIONS AND WARRANTIES

16.1    Works
Supplier represents, warrants and covenants that it is and will be either the owner of, or authorized to use for its own and Buyer's and Buyer’s Customers’ benefit, all Supplier Works and Third Party Works used and to be used in connection with the Services.
With respect to Developed Works, upon request, Supplier will provide to Buyer a "Certificate of Originality" or equivalent documentation to verify authorship of Developed Works. Supplier will confirm assignment of copyright for Developed Works using the "Confirmation of Assignment of Copyright" form and will assist Buyer in perfecting such copyrights.
16.2    Compliance with Laws and Regulations
In the event that a warrant or similar document is issued, by a court of competent jurisdiction for the inspection, examination, operation or testing of any Supplier technologies used or intended to be used for Personal Data, Supplier shall promptly notify Buyer-designated recipients in writing.
16.3    Viruses
“Virus” shall mean (a) program code or programming instruction or set of instructions intentionally designed to disrupt, disable, harm, interfere with or otherwise adversely affect computer programs, data files or operations; or (b) other code typically described as a virus or by similar terms, including Trojan horse, worm or backdoor. Supplier represents and covenants that it will use commercially reasonable efforts to ensure that no Viruses are coded or introduced into any systems used to provide the Services. If a Virus is found to have been introduced into any such systems, Supplier promptly shall notify Buyer in writing of the introduction and, at no additional charge to Buyer, assist Buyer in reducing the effects of the Virus, and if the Virus causes an interruption of the Services, a loss of operational efficiency or loss of data, assist Buyer to the same extent to mitigate and restore such losses. Buyer shall have the flexibility to re-prioritize Supplier’s provision of the Services to reduce the effects of the Virus.
16.4    Disabling Code
Supplier represents that it shall not knowingly insert, and covenants that in the course of providing the Services it shall not insert, into Software any code which would have the effect of disabling or otherwise shutting down all or any portion of the Services. With respect to any disabling code that may be part of Software, Supplier represents and covenants that it shall not invoke such disabling code at any time without Buyer’s prior written consent. For purposes of this representation and covenant, programming errors will not be deemed disabling code to the extent that Supplier can demonstrate that such errors were not made with the intention of disabling or otherwise shutting down all or any portion of the Services.

17.0 GENERAL

17.1    Notices
All notices, requests, demands, and determinations under this MSOW (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) one (1) day after being given to an express, overnight courier with a reliable system for tracking delivery, (iii) when sent by confirmed facsimile or electronic mail with a copy sent by another means specified in this Section (and the effective date of such notice shall be governed by the terms set forth herein relating to such other means), or (iv) six (6) calendar days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid. Notices under this Section shall be addressed to Buyer’s Relationship Manager and Supplier’s Account Manager. A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

17.2    Severability
In the event that any provision of this MSOW conflicts with the law under which this MSOW is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this MSOW shall remain in full force and effect.
17.3    Consents and Approval
Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this MSOW, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this MSOW shall not relieve the other Party from responsibility for complying with the requirements of this MSOW, nor shall it be construed as a waiver of any rights under this MSOW, except as and to the extent otherwise expressly provided in such approval or consent. Each Party shall, at the request of the other Party, perform those actions, including executing additional documents and instruments, reasonably necessary to give full effect to the terms of this MSOW.
17.4    Cumulative Remedies
Except as otherwise expressly provided in this MSOW, all remedies provided for in this MSOW shall be cumulative, in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.
17.5    Survival
Upon the expiration or termination of this MSOW (in whole or in part, as applicable) for any reason, the provisions of Sections 3, 8, 11, 12.1, 15, 16 and 17 shall survive indefinitely and continue in full force and effect. Any other provision of this MSOW that contemplates performance or observance subsequent to any termination or expiration of this MSOW (in whole or in part) shall survive any termination or expiration of this MSOW (in whole or in part, as applicable) and continue in full force and effect. The terms and conditions of this MSOW shall also survive for purposes of the performance of any active SOW or WA referencing this MSOW.
17.6    Order of Precedence
In the event of a conflict, the order of precedence will be: A) any mutually agreed upon changes to price, payment, quantity or delivery terms contained in the PO; B) the relevant SOW (including Attachments thereto); C) this MSOW, and D) the SRA (including Attachments thereto).
17.7    Incorporation by Reference
All Schedules, Attachments and Exhibits are hereby incorporated by reference into this MSOW. Any amendments to such Schedules, Attachments and Exhibits, and any other Schedules, Attachments and Exhibits that are agreed upon by the Parties after the Effective Date, shall likewise be incorporated by reference into this MSOW.

18.0 Communications
Communications between the parties will be carried out through the following designated coordinators or their successor. The designated coordinator may be changed by the parties as needed to support the business and these changes should be communicated to the other party during status meetings, checkpoints, or through email.

Business Coordinators
FOR SUPPLIER	FOR BUYER
Name: Dirk Dent	Name: Lisa Dooley
Title: Vice President	Title: Supplier Relationship Manager
Phone: 972-728-8308	Phone: 720-396-2846
E-mail: dirk.dent@cdicorp.com	E-mail: lmdooley@us.ibm.com

Master Statement of Work                                        Rev 080216

Exhibit 10.1
Supplier Relationship Agreement
Master Statement of Work
SRA # 4916014206
MSOW # 4916014591

The undersigned parties agree that (i) they have read the SRA, (ii) they have the right and authority to execute this MSOW (which incorporates by reference the SRA) and (iii) they agree to be bound by the terms and conditions of the SRA and MSOW and any Attachments hereto or thereto as if the undersigned were the named parties in the SRA.

ACCEPTED AND AGREED TO:
By: /s/ Mark Evancho	By: /s/ Dirk Dent
IBM Signature Date 9/19/2016	Supplier Signature Date 9/15/2016

Mark Evancho	Dirk Dent
__________________________________________________	__________________________________________________
Global Procurement Manager - Services Strategic Sourcing	Executive Vice President
__________________________________________________	__________________________________________________
IBM Address: 3039 Cornwallis Road Research Triangle Park, NC 27709	Supplier Address: 1735 Market Street, Suite 200 Philadelphia, PA 19103

Master Statement of Work                                        Rev 080216